Exhibit 99.9

Daqing Shunwei Drilling Additional Agreement
Signed on July 01 2010

Party A: Daqing Shunwei Energy Development Limited Liability Company
Party B: Jilin Songyuan Tiancheng Drilling Engineering Co. Ltd.

Both parties agreed that Party will drill 6 more wells in addition to the original agreement which was signed on May 28 2009. Construction Period: July 01 2010 – Sep 30 2010.